Exhibit 5.1

DLA Piper LLP (US)
4365 Executive Drive, Suite 1100
San Diego, California 92121-2133
www.dlapiper.com

T 858.677.1400
F 858.677.1401

December 12, 2013

International Stem Cell Corporation

5950 Priestly Drive

Carlsbad, CA 92008

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the registration under the Securities Act of 1933, as amended, by International Stem Cell Corporation, a Delaware corporation (the “Company”), by means of a Registration Statement on Form S-1 (the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) covering up to an aggregate of 20,000,000 shares of common stock, par value $0.001 per share, consisting of (i) 1,666,666 shares of common stock (the “Issued Shares”) that have been issued in connection with the Common Stock Purchase Agreement dated as of December 10, 2013 (the “Agreement”); and (ii) up to 18,333,334 shares of common stock (the “Issuable Shares”) that may be issued pursuant to the Agreement.

In connection with this opinion, we have examined and relied upon the Registration Statement and the related Prospectus, the Company’s Certificate of Incorporation, as amended, and Amended and Restated Bylaws, as currently in effect, and the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the genuineness and authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness of such documents.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that: (i) the Issued Shares have been validly issued and are fully paid and nonassessable, and (ii) the Issuable Shares, when issued, paid for, sold and delivered in accordance with the Agreement, and as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

In addition to the qualifications set forth above, the foregoing opinion is further qualified as follows:

(a) The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.

(b) We are members of the Bar of the State of California and we do not express any opinion herein concerning any law other than the Delaware General Corporation Law, the substantive law of the State of California and the substantive federal securities laws of the United States of America. We express no opinion as to the laws of any other state or jurisdiction of the United States or of any foreign jurisdiction. We have made no inquiry into the laws and regulations or as to laws relating to choice of law or conflicts of law principles. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

(c) We express no opinion as to compliance with the securities (or blue sky) laws of any jurisdiction.

(d) This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)

DLA Piper LLP (US)